Exhibit 99.1

For immediate release                             For more information, contact:
                                                              Investor Relations
                                                                  (972) 699-4041
                                                       Email: investor@kaneb.com

                      KANEB Reports Second Quarter Results

                                   Highlights

|X|  KPP earnings per unit $0.77 for 2Q04,  compared with $0.73 for 2Q03

|X|  KSL earnings per share $0.62 for 2Q04, compared with $0.47 for 2Q03


DALLAS, TX (August 5, 2004) - KANEB today reported results for the quarter ended June 30, 2004. The KANEB Companies are Kaneb Services LLC (NYSE: KSL) and Kaneb Pipe Line Partners, L.P. (NYSE: KPP, "the Partnership"). Kaneb Services LLC's wholly owned subsidiary, Kaneb Pipe Line Company LLC, is the Partnership's General Partner.

"We are pleased to report our second quarter results for KANEB. The Partnership delivered a 7 percent increase in net income over last year's second quarter. In KSL, due to its unique characteristics, we saw a 13 percent increase in its income from KPP," said John R. Barnes, chairman and CEO of KANEB.

Mr. Barnes continued, "The second quarter was very active for KANEB. We announced several significant additions to our KANEB management team -- seasoned leaders whose expertise and experience add strength and capacity to our organization going forward. We again increased our cash distributions -- from $3.36 to $3.42 per year, or 1.8 percent, for each KPP limited partnership unit, and from $1.90 to $1.98 per year, or 4.2 percent, for each KSL common share. And, finally, we closed a terminaling acquisition on the East Coast. We are pleased with the quarter and will continue to build on our momentum going forward."


2Q 2004 RESULTS FOR KANEB SERVICES LLC

For the quarter ended June 30, 2004, Kaneb Services LLC's distributions received from KPP, net of general administrative expenses and parent company interest expense (see Supplemental Information in the attached table) increased to $6.2 million, compared with $5.6 million for the second quarter 2003. KSL reported net income was $7.4 million for the second quarter 2004, compared with $5.5 million for the second quarter 2003. Diluted earnings per share were $0.62 for the second quarter, compared with $0.47 for the same period last year.

For the six months ended June 30, 2004, Kaneb Services LLC's distributions received from KPP, net of general administrative expenses and parent company interest expense (see Supplemental Information in the attached table) increased to $12.3 million, compared with $10.7 million for the same period in 2003. Revenues for the six months were $487.4 million, compared with $437.1 million last year. For the six month period in 2004, income before gain on issuance of units by KPP and cumulative effect of change in accounting principle (see Supplemental Information in the attached table) was $13.4 million, compared with $11.5 million for the six month period in 2003. Reported net income for the six months was $13.4 million, compared with $22.0 million in the prior year period.

KSL is a unique limited liability company, the only publicly traded, cash distributing entity taxed as a partnership that owns the general partner interest of another publicly traded master limited partnership. Its assets include the KPP general partner interest and incentive as well as 5.1 million Partnership units, a wholesale petroleum product marketing company, and a wholly owned subsidiary that manages and operates the pipeline and terminaling assets of KPP.


2Q 2004 RESULTS FOR KANEB PIPE LINE PARTNERS, L.P.

Kaneb Pipe Line Partners, L.P. reported revenues of $154.0 million for the second quarter 2004, compared with $146.9 million for the second quarter last year. Net income for the second quarter was $24.3 million, compared with $22.6 million for the second quarter last year. Net income per unit for the quarter was $0.77, compared with $0.73 for the second quarter last year. EBITDA increased (see Supplemental Information in the attached table) to $49.4 million for the second quarter 2004, compared with $46.6 million in the second quarter 2003.

For the six months ended June 30, 2004, KPP revenues were $300.4 million, compared with $287.7 million last year. Reported net income for the six months was $45.1 million, compared with $44.4 million in the prior year period. For the six month period in 2004, net income per unit was $1.42 after a cumulative increase of 5 percent in the weighted average number of Partnership units outstanding, compared with $1.50 for the six month period in 2003. EBITDA increased (see Supplemental Information in the attached table) to $95.8 million for the six month period in 2004, compared with $93.3 million for the prior year period.

"During the second quarter, we closed an acquisition of a 600,000 barrel terminal in Philadelphia, located next to our existing facility. This gives us additional capacity to serve a strong market area for the Partnership," said Edward D. Doherty, chairman and CEO of Kaneb Pipe Line Company LLC, the Partnership's General Partner.

Michael L. Rose, chief operating officer of Kaneb Pipe Line Company LLC, commented on KPP's second quarter results: "The Partnership achieved a $7.0 million revenue increase over the second quarter last year, which includes $3.3 million from terminaling operations, $1.3 million from pipeline operations and $2.4 million from product sales. Pipeline operating income was flat at $12.0 million, while terminaling operating income increased by $3.1 million for the quarter to $20.9 million. We are also having a good year in our bunkering business, growing it through increased sales to overcome most of the anomaly of unusually high margins and volumes experienced in the first half of last year."

Pipeline revenues for the second quarter 2004 (see Supplemental Information in the attached table) were $30.6 million, compared with $29.4 million for the second quarter last year. Pipeline operating income was $12.0 million, compared with $12.2 million last year. Petroleum pipeline barrel miles shipped in the second quarter were 5.7 billion, compared with 5.2 billion in the second quarter last year.

Terminaling revenues for the second quarter 2004 (see Supplemental Information in the attached table) were $63.4 million, compared with $60.1 million for the second quarter last year. Terminaling operating income increased to $20.9 million, compared with $17.8 million last year. Terminaling average annual barrels of tankage utilized were 48.1 million in the second quarter, compared with 47.9 million last year, and the average annualized revenues per barrel of tankage utilized for the second quarter were $5.31 compared with $5.04 for the second quarter last year.

Product sales revenues for the second quarter 2004 (see Supplemental Information in the attached table) were $59.9 million, compared with $57.5 million for the second quarter last year. Product sales operating income was $2.8 million, compared with $3.0 million last year.

ABOUT KANEB

KANEB is a single business represented by two separate publicly traded entities on the New York Stock Exchange. KANEB's business is focused on mid-stream energy assets -- refined petroleum product pipelines, and petroleum and specialty liquids storage and terminaling facilities. KANEB is a major transporter of refined petroleum products in the Midwest and is the third largest independent liquids terminaling company in the world. Worldwide operations include facilities in 29 states, Canada, the Netherlands Antilles, Australia, New Zealand and the United Kingdom. Its publicly traded entities are Kaneb Services LLC (NYSE: KSL) and Kaneb Pipe Line Partners, L.P., (NYSE: KPP, "the Partnership"). For more information, visit www.kaneb.com.

Kaneb Services LLC was formed as a limited liability company in 2001 from assets previously held by Kaneb Services, Inc. (now Xanser Corporation). Those assets include the KPP general partner interest and incentive as well as 5.1 million Partnership units, a wholesale petroleum product marketing company, and a wholly owned subsidiary, Kaneb Pipe Line Company LLC, that manages and operates the pipeline and terminaling assets of KPP. KSL is a unique limited liability company, the only publicly traded, cash distributing entity taxed as a partnership that owns the general partner interest of another publicly traded master limited partnership.

Kaneb Pipe Line Partners, L.P., a master limited partnership, was formed in 1989 to own a 2,075 mile common carrier pipeline system from Kansas to North Dakota that has been managed by Kaneb Pipe Line Company LLC since 1953. Pipeline acquisitions in 1995 and 1998 added 725 miles of pipeline in Colorado, Iowa, South Dakota and Wyoming. In 2002, the Partnership acquired the largest fertilizer pipeline in the country, a 2,000-mile pipeline system that runs from the Louisiana Gulf Coast to the upper Midwest states. In December 2002, the Partnership acquired a 400 mile products pipeline and four terminals in North Dakota and Minnesota. The Partnership entered the liquids terminaling business with a large acquisition in 1993, and has more than tripled the size of this operation through subsequent acquisitions. In 2001, the Partnership completed a $165 million acquisition of seven West Coast, U.S. terminals. In 2002, the Partnership completed a $300 million acquisition of two world-class terminaling facilities located in Point Tupper, Nova Scotia, Canada and on the island of St. Eustatius in the Netherlands Antilles and the acquisition of eight bulk liquid storage terminals in Australia and New Zealand.

Certain of the Company's statements in this press release are not purely historical, and as such are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding management's intentions, plans, beliefs, expectations or projections of the future. Forward-looking statements involve risks and uncertainties, including without limitation, the various risks inherent in the Company's business, and other risks and uncertainties detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission. One or more of these factors have affected, and could in the future affect, the Company's business and financial results in future periods, and could cause actual results to differ materially from plans and projections. There can be no assurance that the forward-looking statements made in this document will prove to be accurate, and issuance of such forward-looking statements should not be regarded as a representation by the Company, or any other person, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to management, and the Company assumes no obligation to update any forward-looking statements.

                               KANEB SERVICES LLC
                       CONSOLIDATED STATEMENTS OF INCOME
                    (In thousands, except per share amounts)
                                  (Unaudited)


                                                                                     Three Months                Six Months
                                                                                    Ended June 30,             Ended June 30,
                                                                                ----------------------    ----------------------
                                                                                  2004          2003         2004         2003
                                                                                ---------    ---------    ---------    ---------
Consolidated revenues:
        Services                                                                $  94,058    $  89,461    $ 184,756    $ 176,155
        Products                                                                  160,144      129,193      302,625      260,968
                                                                                ---------    ---------    ---------    ---------
                Total consolidated revenues                                       254,202      218,654      487,381      437,123
                                                                                ---------    ---------    ---------    ---------

Consolidated costs and expenses:
        Cost of products sold                                                     153,364      122,437      289,795      246,764
        Operating costs                                                            43,371       42,939       86,795       83,613
        Depreciation and amortization                                              13,738       13,615       27,645       26,647
        General and administrative                                                  7,195        6,958       13,697       13,670
                                                                                ---------    ---------    ---------    ---------
                Total consolidated costs and expenses                             217,668      185,949      417,932      370,694
                                                                                ---------    ---------    ---------    ---------

Consolidated operating income                                                      36,534       32,705       69,449       66,429

Consolidated interest and other income                                                 61           30           93          139

Consolidated interest expense                                                     (10,720)      (9,117)     (21,349)     (17,961)
                                                                                ---------    ---------    ---------    ---------
Consolidated income before gain on issuance of units by KPP,  income taxes, interest of outside non-controlling partners  in KPP's net income and cumulative effect of change in
        accounting principle                                                       25,875       23,618       48,193       48,607

Gain on issuance of units by KPP                                                     --           --           --         10,898

Income tax expense                                                                   (606)      (1,199)      (1,769)      (2,628)
Interest of outside non-controlling partners in KPP's net income                  (17,874)     (16,931)     (33,034)     (34,517)
                                                                                ---------    ---------    ---------    ---------
Income before cumulative effect of change in accounting principle                   7,395        5,488       13,390       22,360

Cumulative effect of change in accounting principle - adoption of
        new accounting standard for asset retirement obligations                     --           --           --           (313)
                                                                                ---------    ---------    ---------    ---------
Net income                                                                      $   7,395    $   5,488    $  13,390    $  22,047
                                                                                =========    =========    =========    =========

Earnings per share:
        Basic:
                Before cumulative effect of change in accounting principle      $    0.63    $    0.48    $    1.15    $    1.95
                Cumulative effect of change in accounting principle                  --           --           --          (0.03)
                                                                                ---------    ---------    ---------    ---------
                                                                                $    0.63    $    0.48    $    1.15    $    1.92
                                                                                =========    =========    =========    =========
        Diluted:
                Before cumulative effect of change in accounting principle      $    0.62    $    0.47    $    1.12    $    1.91
                Cumulative effect of change in accounting principle                  --           --           --          (0.03)
                                                                                ---------    ---------    ---------    ---------
                                                                                $    0.62    $    0.47    $    1.12    $    1.88
                                                                                =========    =========    =========    =========

                               KANEB SERVICES LLC
                            SUPPLEMENTAL INFORMATION
                    (In thousands, except per share amounts)
                                  (Unaudited)


                                                                             Three Months             Six Months
                                                                            Ended June 30,          Ended June 30,
                                                                      ----------------------    ----------------------
                                                                         2004         2003         2004         2003
                                                                      ---------    ---------    ---------    ---------

Income before cumulative effect of change in accounting principle     $   7,395    $   5,488    $  13,390    $  22,360
Gain on issuance of units by KPP                                           --           --           --        (10,898)
                                                                      ---------    ---------    ---------    ---------
Income before gain on issuance of units by KPP and cumulative
        effect of change in accounting principle                      $   7,395    $   5,488    $  13,390    $  11,462
                                                                      =========    =========    =========    =========
Diluted earnings per share before gain on issuance of units by
        KPP and cumulative effect of change in accounting principle   $    0.62    $    0.47    $    1.12    $    0.98
                                                                      =========    =========    =========    =========
Weighted average diluted shares outstanding                              11,911       11,747       11,907       11,716
                                                                      =========    =========    =========    =========
Consolidated revenues (including KPP):
        Pipeline                                                      $  30,610    $  29,350    $  58,513    $  57,358
        Terminaling                                                      63,448       60,111      126,243      118,797
        Product Marketing                                               160,144      129,193      302,625      260,968
                                                                      ---------    ---------    ---------    ---------
                                                                      $ 254,202    $ 218,654    $ 487,381    $ 437,123
                                                                      =========    =========    =========    =========
Consolidated operating income (including KPP):
        Pipeline                                                      $  12,024    $  12,220    $  23,234    $  24,197
        Terminaling                                                      20,876       17,795       39,360       35,835
        Product Marketing                                                 4,156        3,210        7,910        7,415
        General and administrative expenses                                (522)        (520)      (1,055)      (1,018)
                                                                      ---------    ---------    ---------    ---------
                                                                      $  36,534    $  32,705    $  69,449    $  66,429
                                                                      =========    =========    =========    =========
Supplemental cash flow information:
        Distributions received from KPP                               $   6,837    $   6,320    $  13,675    $  12,081
        General and administrative expenses                                (522)        (520)      (1,055)      (1,018)
        Parent Company interest expense                                    (137)        (159)        (274)        (327)
                                                                      ---------    ---------    ---------    ---------
                                                                      $   6,178    $   5,641    $  12,346    $  10,736
                                                                      =========    =========    =========    =========

                         KANEB PIPE LINE PARTNERS, L.P.
                       CONSOLIDATED STATEMENTS OF INCOME
                    (In thousands, except per unit amounts)
                                  (Unaudited)


                                                                           Three Months               Six Months
                                                                          Ended June 30,            Ended June 30,
                                                                     ----------------------    ----------------------
                                                                        2004         2003         2004         2003
                                                                     ---------    ---------    ---------    ---------
Revenues:
        Services                                                     $  94,058    $  89,461    $ 184,756    $ 176,155
        Products                                                        59,900       57,487      115,615      111,550
                                                                     ---------    ---------    ---------    ---------
                Total revenues                                         153,958      146,948      300,371      287,705
                                                                     ---------    ---------    ---------    ---------
Costs and expenses:
        Cost of products sold                                           55,167       51,314      106,206       99,200
        Operating costs                                                 43,105       42,740       86,315       83,198
        Depreciation and amortization                                   13,729       13,604       27,627       26,626
        General and administrative                                       6,307        6,249       12,011       12,042
                                                                     ---------    ---------    ---------    ---------
                Total costs and expenses                               118,308      113,907      232,159      221,066
                                                                     ---------    ---------    ---------    ---------
Operating income                                                        35,650       33,041       68,212       66,639

Interest and other income                                                   35            1           40           89

Interest expense                                                       (10,512)      (8,903)     (20,948)     (17,518)
                                                                     ---------    ---------    ---------    ---------
Income before minority interest, income taxes and cumulative
        effect of change in accounting principle                        25,173       24,139       47,304       49,210

Minority interest in net income                                           (245)        (229)        (455)        (465)

Income tax expense                                                        (642)      (1,310)      (1,794)      (2,739)
                                                                     ---------    ---------    ---------    ---------
Income before cumulative effect of change in accounting principle       24,286       22,600       45,055       46,006

Cumulative effect of change in accounting principle - adoption of
        new accounting standard for asset retirement obligations          --           --           --         (1,577)
                                                                     ---------    ---------    ---------    ---------
Net income                                                              24,286       22,600       45,055       44,429

General partner's interest in net income                                (2,490)      (1,954)      (4,772)      (3,899)
                                                                     ---------    ---------    ---------    ---------
Limited partners' interest in net income                             $  21,796    $  20,646    $  40,283    $  40,530
                                                                     =========    =========    =========    =========

Allocation of net income per unit:
        Before cumulative effect of change in accounting principle   $    0.77    $    0.73    $    1.42    $    1.56
        Cumulative effect of change in accounting principle               --           --           --          (0.06)
                                                                     ---------    ---------    ---------    ---------
                                                                     $    0.77    $    0.73    $    1.42    $    1.50
                                                                     =========    =========    =========    =========

Weighted average number of Partnership units outstanding                28,318       28,318       28,318       26,937
                                                                     =========    =========    =========    =========


                         KANEB PIPE LINE PARTNERS, L.P.
                            SUPPLEMENTAL INFORMATION
                                  (Unaudited)


                                                             Three Months              Six Months
                                                             Ended June 30,          Ended June 30,
                                                       ----------------------    ----------------------
                                                         2004         2003         2004         2003
                                                       ---------    ---------    ---------    ---------
Revenues (in 000s):
        Pipeline                                       $  30,610    $  29,350    $  58,513    $  57,358
        Terminaling                                       63,448       60,111      126,243      118,797
        Product sales                                     59,900       57,487      115,615      111,550
                                                       ---------    ---------    ---------    ---------
                                                       $ 153,958    $ 146,948    $ 300,371    $ 287,705
                                                       =========    =========    =========    =========
Operating income (in 000s):
        Pipeline                                       $  12,024    $  12,220    $  23,234    $  24,197
        Terminaling                                       20,876       17,795       39,360       35,835
        Product sales                                      2,750        3,026        5,618        6,607
                                                       ---------    ---------    ---------    ---------
                                                       $  35,650    $  33,041    $  68,212    $  66,639
                                                       =========    =========    =========    =========
Depreciation and amortization (in 000s):
        Pipeline                                       $   3,624    $   3,511    $   7,223    $   7,008
        Terminaling                                        9,896        9,856       19,980       19,100
        Product sales                                        209          237          424          518
                                                       ---------    ---------    ---------    ---------
                                                       $  13,729    $  13,604    $  27,627    $  26,626
                                                       =========    =========    =========    =========
Capital expenditures (in 000s):
        Maintenance and environmental                  $   5,906    $   5,723    $  11,627    $  12,089
        Expansion                                          4,087        5,055        5,713       10,423
                                                       ---------    ---------    ---------    ---------
                                                       $   9,993    $  10,778    $  17,340    $  22,512
                                                       =========    =========    =========    =========
EBITDA (in 000s):
        Income before cumulative effect of change in
                accounting principle                   $  24,286    $  22,600    $  45,055    $  46,006
        Interest expense                                  10,512        8,903       20,948       17,518
        Income tax expense                                   642        1,310        1,794        2,739
        Depreciation and amortization                     13,729       13,604       27,627       26,626
        Interest and other income                            (35)          (1)         (40)         (89)
        Minority interest in net income                      245          229          455          465
                                                       ---------    ---------    ---------    ---------
                                                       $  49,379    $  46,645    $  95,839    $  93,265
                                                       =========    =========    =========    =========
Pipeline operating statistics:
         Barrel miles shipped on petroleum
                pipelines (in billions)                      5.7          5.2         10.8         10.4
                                                       =========    =========    =========    =========
        Volumes shipped on anhydrous ammonia
                pipeline (in thousands of tons)              279          284          576          588
                                                       =========    =========    =========    =========
Terminaling operating statistics:
        Average barrels of tankage
             utilized (in millions)                         48.1         47.9         48.1         47.7
                                                       =========    =========    =========    =========
        Average annualized revenues per barrel
             of tankage utilized                       $    5.31    $    5.04    $    5.28    $    5.02
                                                       =========    =========    =========    =========